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                                                                   EXHIBIT 10.3



                                    AMENDMENT

         This Amendment to License Agreement is dated as of January 1, 2000 by and between Greg Norman and Great White Shark Enterprises, Inc., (collectively "Norman"), and Visual Edge Systems, Inc. ("Licensee").

         WHEREAS, Norman and Licensee entered into a License Agreement dated April 11, 1995 and subsequently amended April 19, 1996; October 18, 1996; June 3, 1997; June 18, 1998 and December 31, 1998; and

         WHEREAS, certain disputes arose between Norman and Licensee previously, which the parties wish to resolve pursuant to this Amendment.

         NOW THEREFORE in consideration of the foregoing, the parties agree as follows:

         1. In consideration of the execution of this Amendment and the renewal of the Licensee relationship, Licensee agrees to pay Norman the sum of $75,000 as a renewal fee, which shall not be charged against any royalties due under this Agreement.

         2. The parties agree that the term of the royalty payment as stated in Paragraph 5.2 of the Amendment dated December 31, 1998 shall remain in full force and effect during the term of the Agreement. Parties further agree that during the calendar year of 1999, no royalty payments were made by Licensee to Norman and the amount which has accrued equals $441,163.00 of which $143,013.00 is applicable to previously prepaid guaranteed royalties and the balance of $187,177.00 is due and owing to Norman. The License warrants that the attached income statement for 1999 is true and correct.

         3. Licensee agrees that this total sum of $262,177.00 (i.e., $75,000.00 and $187,177.00) shall be paid in twelve equal monthly installments to Norman in the amount of $21,848.00 commencing March 1, 2000 and continuing through February 1, 2001.




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         4. The parties further agree that on or before the 1st day of each month of this Agreement, commencing March 1, 2000, Licensee shall furnish to Norman a financial report of Licensee's net revenue for the next preceding month (i.e., January for the March 1st report) and at the same time shall pay Norman royalty as called for the Paragraph 5.2 of the Agreement in addition to the accrued royalties referred to in Paragraph 3 above.

         5. The parties agree that Norman approves the 888 number used by Licensee under the designation of 1-888-Norman1.

         6. The parties agree that Licensee shall assign to Norman, or Norman's designee, the URL of its website, "theshark.com", and shall change the URL on its website to such name which is reflective of its corporate name or products.

         7. All commercial and collateral activities of Licensee on the Internet related to the Greg Norman One on One golf product shall be directed through shark.com, which is the website of Greg Norman Interactive, LLC, ("GNI") pursuant to the separate agreement of even date between Licensee and GNI.

         IN WITNESS WHEREOF the parties have executed this Amendment as of January 1, 2000.


VISUAL EDGE SYSTEMS, INC.                 GREAT WHITE SHARK ENTERPRISES, INC.

By:      /s/ RONALD T. SEALE              By:
   ------------------------------            -------------------------------

                                                   /s/ GREG NORMAN
                                             -------------------------------
                                                     Greg Norman





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